UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2013

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On August 14, 2013, NuStar Logistics, L.P. (“NuStar Logistics”), NuStar Energy L.P. (“NuStar Energy”), NuStar Pipeline Operating Partnership L.P. (“NuPOP”), Riverwalk Logistics, L.P., NuStar GP, LLC, NuStar GP, Inc., and NuStar Pipeline Company, LLC (collectively, the “NuStar Parties”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Mizuho Securities USA Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the public offering by NuStar Logistics of $300 million aggregate principal amount of 6.750% Senior Notes due 2021 (the “Notes”).  The Notes are being guaranteed (such guarantees, together with the Notes, the “Securities”) on a full and unconditional basis by NuStar Energy and NuPOP.  The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-189426), as supplemented by the Prospectus Supplement dated August 14, 2013 relating to the Securities, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act (together with the accompanying prospectus dated June 18, 2013, the “Prospectus Supplement”). Closing of the issuance and sale of the Notes is scheduled for August 19, 2013. Certain legal opinions related to the Notes are filed herewith as Exhibit 5.1.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Notes are subject to the approval of legal matters by counsel and other customary conditions. The Underwriters are obligated to purchase all the Notes if they purchase any of the Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the NuStar Parties and customary conditions to closing. Additionally, the NuStar Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of these liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains certain representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them.

The Prospectus Supplement provides that NuStar Logistics will use the net proceeds of the offering for general partnership purposes, including the repayment of a portion of the outstanding borrowings under NuStar Logistics’ revolving credit facility, which was used for general partnership purposes, including capital expenditures, working capital requirements, the repayment of the $250 million outstanding principal amount of NuPOP’s 5.875% senior notes on June 3, 2013 and the repayment of the $229.9 million outstanding principal amount of NuStar Logistics’ 6.05% senior notes on March 15, 2013.

Certain of the underwriters and their affiliates have performed, and may in the future perform, investment banking, commercial banking and advisory services for NuStar Logistics and its affiliates and have received, and may in the future receive, fees for these services.

Item 9.01.             Financial Statements and Exhibits.

Exhibit Number	Exhibit
Exhibit 1.1	Underwriting Agreement, dated August 14, 2013.
Exhibit 5.1	Opinion of Paul Hastings LLP.
Exhibit 23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: August 19, 2013			By:	/s/ Amy L. Perry
				Name:	Amy L. Perry
				Title:	Vice President, Assistant General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
Exhibit 1.1	Underwriting Agreement, dated August 14, 2013.
Exhibit 5.1	Opinion of Paul Hastings LLP.
Exhibit 23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).